Multiband Announces Fourth Quarter and Full Year 2012 Results

Record 2012 full year revenues of $305.6 million

Q4 of 2012 generated an operating profit of $2.8 million; net income was $2.6 million

Adjusted EBITDA for 4Q of 2012 was $4.8 million

Adjusted EBITDA for 2012 was $18.0 million

Net Income was $0.10 per basic and fully diluted share

April 1, 2013 MINNEAPOLIS —(Business Wire)— Multiband Corporation, (NASDAQ:MBND), a leading Home Service Provider (HSP) for DIRECTV and the nation's largest DIRECTV Master System Operator (MSO) for Multiple Dwelling Units (MDU’s), today announced financial results for the fourth quarter and year ended December 31, 2012.

Fourth Quarter and Full Year 2012 Highlights

•	Full year 2012 revenues increased by 1.8% to $305.6 million in spite of a $20.5 million reduction in HSP revenue from DIRECTV. All other revenue streams showed substantial growth from 2011 to 2012.
•	Q4 2012 Adjusted EBITDA was $4.8 million.
•	Full Year 2012 Adjusted EBITDA was $18.0 million.
•	Net income attributable to common stockholders was $2.6 million for the year ($0.10 per basic and fully diluted share)

James L. Mandel, CEO of Multiband, commented, “Throughout 2012, we continued to execute our diversification initiatives designed to expand our platform and footprint, and while the replacement revenues have not been as profitable as that from our traditional businesses, we made significant headway in leveraging our overall operations. The acquisitions we made and integrated in 2011 and 2012 should improve in profitability in 2013 as a result of the expected elimination of operating losses in the cable fulfillment business as well as improved operations in the EE&C segment as demand for products and services provided in this sector increases and we increase our sales activities and footprint. We are confident that these new sources of revenue will contribute to top and bottom line results in 2013 along with our organic sources of revenue and profitability. DIRECTV has given us visibility into our HSP workflow for 2013 and that will continue to provide us with a stable level of significant revenue and EBITDA.”

Other Highlights

•	Subsequent to the end of the year, Multiband announced that it had executed a $30.0 million financing agreement with Fifth Third Bank and reached an agreement in principal with MDU Communications International, Inc. (MDUC) to revise certain terms of the definitive agreement covering Multiband's acquisition of MDUC.

Conference Call Information

A conference call and live webcast will take place April 1, 2013 at 4:30 p.m. Eastern Time. Anyone interested in participating should call 1-877-941-8416 if calling within the United States or 1-480-629-9808 if calling internationally. There will be a playback available until April 8, 2013. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use pin number 4610277 for the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=104019.

About Multiband Corporation

Multiband Corporation (Nasdaq: MBND) engages with a vast and growing array of technologies including renewable energy, wireless infrastructure, electrical power systems, digital signage, commercial audio/video solutions, hospitality IPTV and VOD systems. Multiband completes nearly 20% of all DIRECTV’s installations, maintenance and upgrades for residents of single-family homes. Multiband also supplies broadband cable and satellite internet solutions for homes and businesses across the nation. As the largest nationwide DIRECTV master system operator in the Multiple Dwelling Unit (MDU) market and one of the largest full-service home service providers (HSPs), Multiband is a driven leader in a competitive industry. Additionally, Multiband is a leading provider of software and integrated billing services to MDUs on a single bill, including video, voice, data and other value-added local services, both directly and through strategic partnerships. Multiband focuses on providing world-class customer service and the highest level of performance for all partners and customers, from multinational corporations to individual families. Multiband is headquartered in Minneapolis, Minn., and has offices strategically placed around the continental United States.

Statements about our future expectations are "forward-looking statements" within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. When used herein, the words "may," "will," "should," "anticipate," "believe," "appear," "intend," "plan," "expect," "estimate," "approximate," and similar expressions are intended to identify such forward-looking statements. These statements involve risks and uncertainties inherent in our business, including those set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2011, and other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Company Contact

Contact: James Mandel, CEO for Multiband Corporation at (763)504-3000

Investor Contact

Brett Maas, Hayden IR, (646) 536-7331 or brett@haydenir.com

NON-GAAP Financial Measures

To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Multiband has attached to this news release, and will post to the company's investor relations website (www.multibandusa.com), a reconciliation of differences between GAAP and non-GAAP financial information that may be required in connection with issuing the it's quarterly financial results.

Multiband, as is common in its industry, uses Adjusted EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. Multiband manages its business based on its cash flows. Multiband, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. Multiband, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses Adjusted EBITDA as its primary management guide. Since an outside investor may base its evaluation of Multiband's performance based on the net income of loss and not its cash flows, there is a limitation to the Adjusted EBITDA measurement. Adjusted EBITDA is not, and should not be considered, an alternative to net income or loss, income or loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP). The most directly comparable GAAP reference in Multiband's case is the removal of interest, depreciation, amortization, taxes and other non-cash expense.

Safe Harbor Statement

Cautionary Notice: In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is intended to enjoy the protection of that Act. These forward-looking statements reflect the Company’s expectations or beliefs concerning future events. The Company cautions that these and similar statements involve risk and uncertainties which could cause actual results to differ materially from our expectation, including, but not limted to, changes in economic and market conditions, management of rowth, timing and magnitude of future contracts, fluctuations in margins, the introduction of new products and technology, the impact of adverse weather conditions and other risks noted in the Company’s SEC filings, including its Annual Report on Form 10-K for its 2010 fiscal year. Forward-looking statements are made in the context of information available as of the date stated. The company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Multiband Corporation and Subsidiaries

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

(in thousands)

(Unaudited)

EBITDA Computation (2012, 4Q12) (in thousands)

	2012	4Q12
Net Income (Quarter)	$2,606	$2,485
Non Operating
Gains/Losses	2,610	719
Adjusted Net Income	$5,216	$3,204

Interest Expense	3,701	927
Depreciation & Amortization	7,568	2,291
Taxes	(3,887)	(4,072)
EBITDA before infrequent items	12,598	2,350

Cable losses	3,186	1,453
Engineering & Wireless losses	1,451	485
Other – (Net of excess healthcare costs and reduction in legal contingency reserves)	739	481

Adjusted EBITDA	$17,974	$4,769

MULTIBAND CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	2012	2011	2010
REVENUES	$305,624	$300,186	$265,594
COSTS AND EXPENSES
Cost of products and services (exclusive of depreciation and amortization shown separately below)	224,962	214,559	186,294
Selling, general and administrative	70,306	63,939	57,173
Depreciation and amortization	6,968	6,757	8,298
Impairment of assets	600	246	160

Total costs and expenses	302,836	285,501	251,925

INCOME FROM OPERATIONS	2,788	14,685	13,669
OTHER EXPENSE
Interest expense	(3,701)	(3,838)	(4,202)
Interest income	32	35	8
Proceeds from life insurance	—	409	—
Gain on bargain purchase	177	166	—
Losses attributable to available-for-sale securities	(652)	(1,078)	—
Other income	75	276	103

Total other expense	(4,069)	(4,030)	(4,091)

INCOME (LOSS) BEFORE INCOME TAXES	(1,281)	10,655	9,578

PROVISION FOR (BENEFIT FROM) INCOME TAXES	(3,887)	3,611	(5,116)

NET INCOME	2,606	7,044	14,694
Preferred stock dividends	370	787	1,488

INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,236	$6,257	$13,206

INCOME PER COMMON SHARE – BASIC	$0.10	$0.37	$1.32
INCOME PER COMMON SHARE – DILUTED	$0.10	$0.32	$0.91

Weighted average common shares outstanding – basic	21,718,155	16,975,753	10,016,717
Weighted average common shares outstanding – diluted	22,494,132	20,626,529	15,617,353

MULTIBAND CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	2012	2011
CURRENT ASSETS
Cash and cash equivalents	$18,056	$18,169
Available-for-sale securities	—	1,191
Accounts receivable, net	20,312	28,359
Inventories	11,444	14,276
Costs and estimated earnings in excess of billings on uncompleted contracts	1,540	998
Prepaid expenses and other	1,181	1,361
Income tax receivable	621	42
Deferred tax assets	6,691	6,862
Total Current Assets	59,845	71,258
PROPERTY AND EQUIPMENT, NET	12,273	6,304
OTHER ASSETS
Goodwill	37,796	37,796
Intangible assets, net	10,987	14,597
Restricted cash - certificate of deposit	1,682	—
Insurance collateral	10,899	8,061
Other assets	1,553	2,452
Deferred tax assets	5,439	1,134
Total Other Assets	68,356	64,040
TOTAL ASSETS	$140,474	$141,602

MULTIBAND CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

(in thousands, except share and liquidation preference amounts)

	2012	2011
CURRENT LIABILITIES
Short-term debt	$280	$457
Related party debt	600	—
Current portion of long-term debt, net of original issue discount	17,396	4,936
Current portion of capital lease obligations	857	324
Accounts payable	24,075	32,354
Billings in excess of costs and estimated earnings on uncompleted contracts	68	41
Accrued liabilities	21,094	24,113
Deferred service obligations and revenue	361	1,570
Total Current Liabilities	64,731	63,795
LONG-TERM LIABILITIES
Accrued liabilities	6,982	5,352
Long-term debt, net of current portion and original issue discount (see Note 18)	20,458	29,229
Capital lease obligations, net of current portion	1,630	274

Total Liabilities	93,801	98,650
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Cumulative convertible preferred stock, no par value:
8% Class A (12,696 shares issued and outstanding, $133,308 liquidation preference)	191	191
10% Class C (109,000 shares issued and outstanding, $1,090,000 liquidation preference)	1,411	1,411
10% Class F (150,000 shares issued and outstanding, $1,500,000 liquidation preference)	1,500	1,500
8% Class G (10,000 shares issued and outstanding, $100,000 liquidation preference)	41	41
6% Class H (0.00 and 1.00 shares issued and outstanding, $0 and $100,000 liquidation preference)	—	—
Common stock, no par value (21,648,459 and 21,612,380 shares issued and outstanding)	116,775	115,290
Accumulated deficit	(73,245)	(75,481)
Total Stockholders' Equity	46,673	42,952
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$140,474	$141,602